UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 20, 2008

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3716 East Columbia, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2008, Ionatron, Inc. (the “Company”) amended its Certificate of Incorporation through the filing of a Certificate of Ownership and Merger to change its name to Applied Energetics, Inc. The amendment to the Certificate of Incorporation was effected through a merger transaction pursuant to which the Company’s newly formed, wholly owned subsidiary Applied Energetics, Inc. was merged with and into the Company with the Company surviving the merger and changing its name to Applied Energetics, Inc. The name change does not affect the rights of the stockholders of the Company. There were no other changes to the Company’s Certificate of Incorporation. A copy of the Certificate of Ownership and Merger, as filed with the Delaware Secretary of State on February 14, 2008, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As a result of the name change, the Company has also changed its ticker symbol under which it trades common stock on the Nasdaq Global Market to NASDAQ: AERG and on the Over-The-Counter Bulletin Board to OTCBB: AERGP.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1 Certificate of Ownership and Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ Kenneth Wallace
Kenneth Wallace
Chief Financial Officer

Date: February 20, 2008